Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171469
PROSPECTUS SUPPLEMENT
(To prospectus dated January 11, 2011)

9,500,000 Shares

Common Shares

We are offering 9,500,000 common shares of beneficial interest, $0.01 par value per share, or common shares, at a public offering price per share of $21.60. We will receive all of the net proceeds from the sale of the common shares.

Our common shares are listed on the New York Stock Exchange under the symbol “PEB”. The last reported sale price of our common shares on the New York Stock Exchange on March 31, 2011 was $22.15 per share.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding common shares by any person is limited to 9.8%, subject to certain exceptions. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our common shares. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Share	Total

Public offering price	$21.600	$205,200,000
Underwriting discount	$.864	$8,208,000
Proceeds, before expenses, to us	$20.736	$196,992,000

We granted the underwriters the right to purchase up to an additional 1,425,000 common shares at the public offering price, less the underwriting discount, to cover overallotments within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares on or about April 6, 2011.

Joint Book-Running Managers

BofA Merrill Lynch	Raymond James	Wells Fargo Securities

Co-Managers

RBC Capital Markets
Janney Montgomery Scott
Morgan Keegan
Piper Jaffray

The date of this prospectus supplement is April 1, 2011.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
WHERE YOU CAN FIND MORE INFORMATION	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
OUR COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE SECURITIES WE MAY OFFER	5
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF UNITS	21
GLOBAL SECURITIES	21
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	22
PLAN OF DISTRIBUTION	48
LEGAL MATTERS	51
EXPERTS	51

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective date or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement will supersede such information.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless the context otherwise requires, in this prospectus supplement, the terms “company,” “we,” “us” and “our” include Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., our operating partnership.

S-ii

SUMMARY

General

Pebblebrook Hotel Trust is an internally managed hotel investment company organized to opportunistically acquire and invest in hotel properties located primarily in major U.S. cities, with an emphasis on the major coastal metropolitan markets. As of March 31, 2011, we owned nine hotels in six states and the District of Columbia with an aggregate of 2,552 guest rooms.

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries.

We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, beginning with our taxable period ended on December 31, 2009.

Business Objectives and Strategies

We invest in hotel properties located primarily in major U.S. cities, such as Atlanta, Boston, Chicago, Minneapolis, New York, Los Angeles, Philadelphia, San Francisco and Washington, D.C., with an emphasis on the major coastal metropolitan markets. We believe these markets have significant barriers-to-entry and are likely to experience the most robust recovery in meeting and room-night demand as the U.S. economy continues its recovery. In addition, we also target investments in resort properties located near our primary urban target markets, as well as in select destination resort markets such as Hawaii, south Florida and southern California. We focus on both branded and independent full-service hotels in the “upper upscale” segment of the lodging industry, as defined by Smith Travel Research, Inc. In addition, we may seek to acquire branded, upscale, select-service hotels in our primary urban target markets. The full-service hotels on which we focus our investment activity generally have one or more restaurants, lounges, meeting facilities and other amenities, as well as high customer service levels. The select-service hotels in which we may invest generally will not have comprehensive business meeting or banquet facilities and will have limited food and beverage outlets. We believe that our target markets, including the coastal cities and resort markets, are characterized by significant barriers-to-entry and that room-night demand and average daily rate growth at these types of hotels will likely continue to outperform the national average, as they have historically.

We utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition and property financial performance. Specific acquisition criteria may include, but are not limited to, the following:

•	premier locations, facilities and other competitive advantages not easily replicated;

•	significant barriers-to-entry in the market, such as scarcity of development sites, regulatory hurdles, high per-room development costs and long lead times for new development;

•	acquisition prices at significant discounts to replacement costs;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

We believe that as the U.S. economy continues to recover and generate positive gross domestic product growth, upper-upscale full-service hotels and resorts and upscale select-service hotels located in major U.S. urban, convention and drive-to and destination resort markets are likely to generate the most favorable returns on investment in the lodging industry. Hotel developers’ inability to source construction financing over the past 24 to 36 months, a trend that we believe is likely to continue for the next two to three years, has created an environment in which minimal new lodging supply is expected to be added through at least 2013. We believe that as transient and group travel rebounds, existing supply will accommodate incremental room-night demand, allowing hotel owners to grow occupancy and increase rates, thereby improving profitability. We believe that portfolio diversification will allow us to capitalize from growth in various customer segments, including business transient, leisure transient and group and convention room-night demand.

We generally seek to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that provide us with the ability to replace operators and/or reposition properties (to the extent that we determine to do so) and align our operators with our objective of maximizing return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to sell hotels opportunistically if we believe sales proceeds may be invested in other hotel properties that offer more attractive risk-adjusted returns.

We currently do not intend to engage in significant development or redevelopment of hotel properties. However, we do expect to engage in partial redevelopment, renovation and repositioning of certain properties, as we seek to maximize the financial performance of our hotels. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment. Over the long-term, we may acquire hotel and resort properties that we believe would benefit from significant redevelopment or expansion, including, for example, by adding rooms, meeting facilities or other amenities.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can foreclose on or acquire ownership of the property in the near-term. In connection with our acquisitions, we do not intend to originate any debt financing or purchase any debt where we do not expect to gain ownership of the underlying property. Additionally, we may co-invest in hotels in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for a property, partnership, joint venture or other entity.

Financing Strategies

Over the long-term, we expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated net indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our pro forma annualized earnings before income taxes, depreciation and amortization for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Net indebtedness consists of total debt less cash and cash equivalents and investments. Over time, we intend to finance our long-term growth with common and preferred equity issuances and debt financing having staggered maturities. Our debt includes mortgage debt secured by our hotel properties and may include unsecured debt in the future.

We anticipate using our senior secured revolving credit facility to fund future acquisitions (following investment of the net proceeds of our public offerings and mortgage financings), as well as for property redevelopments, return on investment initiatives and working capital requirements. Subject to market conditions, we intend to repay amounts outstanding under the senior secured credit facility from time to time with proceeds from periodic common and preferred equity issuances, long-term debt financings and cash flows from operations. As of the date hereof, there is no balance outstanding under our senior secured revolving credit facility.

When purchasing hotel properties, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a hotel or participate in the potential appreciation in value of our common shares. To date, we have not issued any limited partnership interests in our operating partnership to purchase hotel properties.

Competition

We compete for hotel investment opportunities with institutional investors, private equity investors, other real estate investment trusts, or REITs, and numerous local, regional and national owners, including franchisors, in each of our target markets. Some of these entities have substantially greater financial resources than we do and may be able and willing to accept more risk than we can prudently manage. Competition generally may increase the bargaining power of property owners seeking to sell and reduce the number of suitable investment opportunities offered to us or purchased by us.

The hotel industry is highly competitive. Hotels we acquire compete with other hotels for guests in our markets. Competitive factors include location, convenience, brand affiliation, room rates, range of services, facilities and guest amenities or accommodations offered and quality of guest service. Competition in the markets in which our hotels operate includes competition from existing, newly renovated and newly developed hotels in the relevant segments. Competition can adversely affect the occupancy, average daily rate and room revenue per available room of our hotels, and thus our financial results, and may require us to provide additional amenities, incur additional costs or make capital improvements that we otherwise might not choose to make, which may adversely affect our profitability.

Recent Developments

On March 21, 2011, we entered into an agreement to acquire an upper upscale, full-service hotel in the Seattle-Tacoma-Bellevue, Washington metropolitan area, for $52.3 million from an unaffiliated third party. We expect to fund the purchase price with available cash. The closing is expected to occur by April 20, 2011, however, because the acquisition is subject to customary closing requirements and conditions, we can give no assurance that the transaction will be consummated by such date or at all.

On March 22, 2011, we entered into an agreement to acquire The Westin Gaslamp Quarter, San Diego Hotel, an upscale, full-service hotel in San Diego, California, for $110.0 million from Starwood CMBSI, LLC. We have filed certain financial information relating to this potential acquisition with the SEC on a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement. See “Incorporation Of Certain Information By Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. We expect to fund the purchase price with available cash. The closing is expected to occur by May 20, 2011, however, because the acquisition is subject to customary closing requirements and conditions, we can give no assurance that the transaction will be consummated during that time period or at all.

On March 28, 2011, we entered into an agreement to acquire an urban, luxury, full-service hotel in the Boston, Massachusetts metropolitan area for $89.5 million from an unaffiliated third party that is involved in a bankruptcy proceeding. We expect to fund the purchase price with available cash. The acquisition is subject to approval by a bankruptcy court, as well as customary closing requirements and conditions. Accordingly, we can give no assurance that the transaction will be consummated on the terms described above or at all.

On March 15, 2011, our board of trustees declared a cash dividend of $0.12 per common share. The dividend is payable on April 15, 2011 to common shareholders of record as of the close of business on March 31, 2011. Purchasers of common shares in this offering will not be entitled to receive this dividend payment.

Other

We currently employ 15 full-time employees. None of our employees is a member of any union; however, some employees of our hotel managers at several of our hotels are currently represented by labor unions and are subject to collective bargaining agreements.

Our principal executive offices are located at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814. Our telephone number is (240) 507-1300. Our Internet website is www.pebblebrookhotels.com. The information contained on our website is not part of this prospectus supplement.

The Offering

Issuer	Pebblebrook Hotel Trust

Securities Offered	9,500,000 common shares (10,925,000 shares if the underwriters exercise their overallotment option in full).

Common Shares Outstanding as of March 31, 2011	39,964,423

Common Shares to be Outstanding Upon Completion of this Offering	49,464,423(1)

New York Stock Exchange Symbol	“PEB”

Restrictions on Ownership and Transfer	Our Declaration of Trust limits to 9.8% the percentage ownership of our common shares by any one person or group of affiliated persons. Our Board of Trustees may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $196.7 million (approximately $226.3 million if the underwriters exercise their overallotment option in full). We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will use the net proceeds to acquire and invest in hotel properties in accordance with our investment strategy and for general business purposes. Prior to the use of the net proceeds as described above, we intend to invest the net proceeds in certificates of deposit, interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2010, to read about certain risks you should consider before buying our common shares.

(1)	Does not include (i) 929,099 common shares underlying an aggregate of 929,099 LTIP units that were granted to our officers pursuant to our 2009 Equity Incentive Plan, (ii) 311,689 common shares reserved for issuance under our 2009 Equity Incentive Plan and (iii) up to 1,425,000 common shares issuable upon exercise of the underwriters’ overallotment option.

RISK FACTORS

An investment in our common shares involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common shares. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash distributions to holders of our common shares, which could cause you to lose all or a significant portion of your investment in our common shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in the accompanying prospectus.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

We are required to distribute to our shareholders at least 90% of our REIT taxable income each year. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to a U.S. federal corporate income tax and potentially to a U.S. federal excise tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by the risk factors described in this prospectus supplement and in our Annual Report for the year ended December 31, 2010. We may not generate sufficient income to continue to make distributions to our shareholders at our current level. Purchasers of common shares in this offering will not be entitled to receive the dividend of $0.12 per common share payable on April 15, 2011 to common shareholders of record as of the close of business on March 31, 2011.

We currently do not expect to use the net proceeds from this offering to make distributions to our shareholders. However, to the extent we do so, the amount of cash we have available to invest in hotel properties or for other purposes would be reduced. Our board of trustees has the sole discretion to determine the timing, form and amount of any distributions to our shareholders. Our board of trustees will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	our inability to invest the net proceeds of this offering;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	decreases in the value of our hotel properties.

As a result, no assurance can be given that we will be able to continue to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will increase or even be maintained over time, any of which could materially and adversely affect the market price of our common shares.

In addition, distributions that we make to our shareholders generally will be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the adjusted tax basis of a shareholder’s investment in our common shares.

Common shares eligible for future sale may adversely affect the prevailing market prices for our common shares.

We cannot predict the effect, if any, of future sales of common shares, or the availability of common shares for future sale, on the market price of our common shares. Sales of substantial amounts of common shares (including shares issued to our trustees and officers), or the perception that these sales could occur, may adversely affect prevailing market prices for our common shares.

We, our executive officers and our trustees have agreed that, for a period of 45 days after the date of this prospectus supplement and subject to certain exceptions, we will not directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC sell or otherwise dispose of any common shares. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, at any time, may release all or a portion of the common shares subject to the foregoing lock-up provisions. If the restrictions under such agreements are waived, the affected common shares may be available for sale into the market, which could reduce the market price for our common shares.

We also may issue from time to time additional common shares or limited partnership interests in our operating partnership that are exchangeable for common shares in connection with the acquisition of properties and we may grant demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of our common shares or the perception that these sales could occur may adversely affect the prevailing market price for our common shares or may impair our ability to raise capital through a sale of additional equity securities.

The market price of our common shares may be volatile due to numerous circumstances beyond our control.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common shares is the annual yield from distributions on our common shares as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common shares to demand a higher annual yield, or a decrease in our distributions to shareholders, could reduce the market price of our common shares.

Other factors that could affect the market price of our common shares include the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or change in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	our issuances of common shares or other securities in the future;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns, including pandemics and epidemics, such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities and travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes.

Future offerings of debt or equity securities ranking senior to our common shares may limit our operating and financial flexibility and may adversely affect the market price of our common shares.

If we decide to issue debt or additional equity securities in the future ranking senior to our common shares or otherwise incur indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to make distributions to our common shareholders. The articles supplementary establishing our Series A Cumulative Redeemable Preferred Shares and our senior secured revolving credit facility contain provisions that, under certain circumstances, may prohibit us from making distributions on our common shares. Additionally, our Series A Cumulative Redeemable Preferred Shares have rights, preferences and privileges that are more favorable than our common shares, and in the future we may issue additional securities that have rights, preferences and privileges, including with respect to distributions, more favorable than those of our common shares and may result in dilution to owners of our common shares. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or financings, any of which could reduce the market price of our common shares and dilute the value of our common shares.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $196.7 million. If the underwriters’ exercise their overallotment option in full, the net proceeds will be approximately $226.3 million.

We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will use the net proceeds to acquire and invest in hotel properties in accordance with our investment strategy and for general business purposes. Prior to the use of the net proceeds as described above, we intend to invest the net proceeds in certificates of deposit, interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties.

In the ordinary course of our business, we continually evaluate hotel properties for acquisition. At any given time, we may be a party to letters of intent or conditional purchase agreements with respect to possible acquisitions and may be in various stages of due diligence and underwriting as part of our evaluations. Consummation of any potential acquisition is often subject to outstanding conditions. We can give no assurance that we will complete the acquisition of any particular hotel property or, if we do, what the terms or timing of any such acquisition will be. See “Summary — Recent Developments” above.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions contained in a purchase agreement among us, our operating partnership and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite their names below:

Number of
Underwriter	Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,739,800
Raymond James & Associates, Inc.	2,738,850
Wells Fargo Securities, LLC	2,738,850
RBC Capital Markets, LLC	712,500
Janney Montgomery Scott LLC	237,500
Morgan Keegan & Company, Inc.	237,500
Piper Jaffray & Co.	95,000

Total	9,500,000

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the common shares sold under the purchase agreement if any of those common shares are purchased, other than those common shares covered by the overallotment option described below. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers’ certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.5184 per share. After the initial offering, the public offering price and other selling terms may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. This information assumes either no exercise or full exercise by the underwriters of their overallotment option described below.

	Per Share	Without Option	With Option

Public offering price	$21.600	$205,200,000	$235,980,000
Underwriting discount	$.864	$8,208,000	$9,439,200
Proceeds, before expenses, to us	$20.736	$196,992,000	$226,540,800

The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $250,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 1,425,000 additional common shares at the public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount, solely to cover overallotments. To the extent this option is exercised, each underwriter will become obligated, subject to conditions, to purchase a number of additional common shares approximately proportionate to that underwriter’s initial purchase commitment. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If any additional common shares are purchased, the underwriters will offer the additional common shares on the same terms as those on which the 9,500,000 common shares are being offered.

No Sales of Similar Securities

We, our executive officers and our trustees have agreed that, for a period of 45 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any common shares or any securities convertible into or exercisable or exchangeable for or repayable with common shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise.

Listing

Our common shares are listed on the New York Stock Exchange under the symbol “PEB”.

Price Stabilization and Short Positions

Until the distribution of the common shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as e-mail. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated may allocate a limited number of common shares for sale to its online brokerage customers. An electronic prospectus supplement is available on the Internet web site maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than the prospectus in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated web site is not part of this prospectus.

Other Relationships

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and Piper Jaffray & Co. are lenders under our $150 million senior secured revolving credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell securities in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

Notice to Prospective Investors in the EEA

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an “Early Implementing Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares will be made to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the shares that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of shares may be made to the public in that Relevant Member State at any time:

A. to “qualified investors” as defined in the Prospectus Directive, including:

(a) (in the case of Relevant Member States other than Early Implementing Member States), legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43.0 million and (iii) an annual turnover of more than €50.0 million as shown in its last annual or consolidated accounts; or

(b) (in the case of Early Implementing Member States), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

B. to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor”, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale, or (y) where shares have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the Shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the Shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the Shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issuer prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

EXPERTS

The consolidated financial statements and schedule of Pebblebrook Hotel Trust as of December 31, 2010 and 2009, and for the year ended December 31, 2010 and the period from October 2, 2009 (inception) through December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, and the balance sheets of Westin Gaslamp Quarter, San Diego Hotel as of December 31, 2010 and 2009, and the related statements of operations, owner’s equity in hotel and cash flows for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Venable LLP, Baltimore, Maryland, will issue an opinion regarding certain matters of Maryland law, including the validity of the common shares offered by this prospectus supplement. Sidley Austin llp, New York, New York, will act as counsel to the underwriters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of common shares by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 23, 2011; and

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2011, January 26, 2011, February 14, 2011, February 22, 2011, February 23, 2011, March 11, 2011, March 16, 2011, March 28, 2011 and March 31, 2011.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the common shares covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common shares are listed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1330.

Prospectus

PEBBLEBROOK HOTEL TRUST

$500,000,000

Common Shares
Preferred Shares
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus, at an aggregate public offering price that will not exceed $500,000,000.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our common shares of beneficial interest, par value $0.01 per share, or our common shares, are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “PEB.” On December 28, 2010, the closing price of our common shares on the NYSE was $20.72 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2011.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., our operating partnership.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 from our Definitive Proxy Statement on Schedule 14A filed on April 9, 2010;

•	our Current Reports on Form 8-K filed on March 16, 2010, May 7, 2010, May 14, 2010, May 21, 2010, May 25, 2010, May 26, 2010, June 2, 2010, June 10, 2010, June 25, 2010, July 1, 2010, July 9, 2010, July 12, 2010, September 13, 2010, September 23, 2010, October 4, 2010, October 13, 2010, October 14, 2010, November 4, 2010, November 22, 2010, November 30, 2010, December 6, 2010, December 15, 2010, December 23, 2010 and December 29, 2010; and

•	the description of our common shares included in our registration statement on Form 8-A filed on December 4, 2009.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1330.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.pebblebrookhotels.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, in future filings with the Securities and Exchange Commission, or the SEC, or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business and investment strategy;

•	our forecasted operating results;

•	completion of hotel acquisitions;

•	our ability to obtain future financing arrangements;

•	our expected leverage levels;

•	our understanding of our competition;

•	market and lodging industry trends and expectations;

•	anticipated capital expenditures; and

•	our ability to maintain our qualification as a real estate investment trust, or REIT, for federal income tax purposes.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time the forward-looking statements are made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in this prospectus and any prospectus supplement, including those set forth under the section titled “Risk Factors,” and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and our periodic reports and other information that we file with the SEC;

•	general volatility of the capital markets and the market price of our common shares;

•	performance of the lodging industry in general;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of and our ability to attract and retain qualified personnel;

•	our leverage levels;

•	our capital expenditures;

•	changes in our industry and the markets in which we operate, interest rates or the general U.S. or international economy;

•	our ability to maintain our qualification as a REIT for federal income tax purposes; and

•	the degree and nature of our competition.

All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

We are an internally managed hotel investment company organized by our Chairman, President and Chief Executive Officer, Jon E. Bortz, in late 2009 to opportunistically acquire and invest in hotel properties located primarily in major United States cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select destination markets such as Hawaii, south Florida and southern California. We seek geographic diversity in our investments, although attractive opportunities are more important than geographic mix in our investment activity. We focus on full-service hotel properties in the “upper upscale” segment of the lodging industry as defined by Smith Travel Research, Inc., or Smith Travel Research. In addition, we seek to acquire branded, upscale, select-service properties in our primary urban target markets. As of December 21, 2010, we owned eight hotels with an aggregate of 2,300 guest rooms.

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries.

Our principal executive offices are located at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814. Our telephone number is (240) 507-1300.

RISK FACTORS

Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	For the Period
	October 6,
	2009
	(Date Operations
	Commenced) through	Nine Months Ended
	December 31,	September 30,
	2009	2010

Ratio of earnings to fixed charges	(1)	(2)

(1)	Earnings for the period October 6, 2009 (the date that our operations commenced) through December 31, 2009 were less than zero. The total fixed charges amount for that period was $0 and the total earnings amount was $(147,000). The amount of the deficiency, or the amount of fixed charges in excess of earnings, was approximately $147,000.

(2)	Earnings for the nine months ended September 30, 2010 were less than zero. The total fixed charges amount for that period was $480,466 and the total earnings amount was $(4,217,873). The amount of the deficiency, or the amount of fixed charges in excess of earnings, was approximately $4,698,339.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes less minority interest and “fixed charges” as the sum of interest on debt and capitalized leases, amortization of debt discount and expense, and an imputed interest factor included in rentals.

Currently, we do not have any preferred shares outstanding.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common shares, preferred shares, debt securities, warrants to purchase debt or equity securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the MRL, the Maryland General Corporation Law, or the MGCL, provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of December 21, 2010, 39,814,760 common shares were issued and outstanding and no preferred shares were issued and outstanding. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval.

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

The common shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of our common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares

Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred shares;

•	the voting rights, if any, of the preferred shares;

•	the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

•	the procedures for any auction and remarketing for the preferred shares, if applicable;

•	the provision for a sinking fund, if any, for the preferred shares;

•	the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

•	the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

•	the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the preferred shares may be modified, if applicable;

•	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred shares on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

•	any additional rights, preferences, privileges or restrictions of the preferred shares.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes it is at present essential for us to qualify as a REIT, our declaration of trust, subject to certain exceptions, restricts the amount of our shares of beneficial interest that a person may beneficially or constructively own. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the trading day immediately preceding the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise, gift or similar transaction, the market price on the trading day immediately preceding the day of the event causing the shares to be held in the trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and the charitable beneficiary and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or otherwise be in the best interest of our shareholders.

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “PEB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Wells Fargo Bank, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be elected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[ ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the Commission, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of September 30, 2010, we had $35 million in mortgage debt and no secured, senior unsecured or subordinated indebtedness outstanding. The Indenture (For Debt Securities) does not limit the amount of secured indebtedness that we may issue or incur.

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•	the date from which any interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates for the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material U.S. federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of trustees appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares or preferred shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if appropriate, a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if appropriate, a discussion of the material U.S. federal income tax consequences applicable to the units; and

•	whether the units will be listed on any securities exchange.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee share options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our securities through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our shares of beneficial interest.

This summary assumes that securityholders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We elected to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ended December 31, 2009. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable year ended December 31, 2009 and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2010 and thereafter. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more directors or trustees.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 apply to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Qualified REIT subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other disregarded entities and partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT subsidiaries.  A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “— Gross Income Tests — Rents from Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract.

We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have formed a TRS, Pebblebrook Hotel Lessee, Inc., whose wholly owned subsidiaries are the lessees of our hotels. We refer to our TRS and its wholly owned subsidiaries as our TRS lessees. We may also form additional TRSs in the future. See “— Taxable REIT Subsidiaries.”

Ownership of Subsidiary REIT.  Our operating partnership owns 100% of the common shares of DC Hotel Trust, or our subsidiary REIT, a Maryland real estate investment trust that will elect to be taxed as a REIT under the federal income tax laws commencing with its short taxable year ending December 31, 2010. DC Hotel Trust currently owns one hotel in Washington, D.C.

Our subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that our subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if our subsidiary REIT were to fail to qualify as a REIT, then (i) the subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “— Failure to Qualify” below, and (ii) our ownership of shares in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Asset Tests” below. If our subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We have made a “protective” TRS election with respect to our subsidiary REIT and may implement other protective arrangements intended to avoid such an outcome if our subsidiary REIT were not to qualify as a REIT, but there can be no assurance that such “protective” election and other arrangements will be effective to avoid the resulting adverse consequences to us. Moreover, even if the “protective” TRS election with respect to our subsidiary REIT were to be effective in the event of the failure of the subsidiary REIT to qualify as a REIT, we cannot assure you that we would not fail to satisfy the requirement that not more than 25% of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless we or our subsidiary REIT could avail itself of certain relief provisions.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from real property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS. See “— Taxable REIT Subsidiaries.”

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See “— Taxable REIT Subsidiaries.”

Our TRS lessees lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:

•	our operating partnership and the lessees intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•	the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than utilities, real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

•	in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

•	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers who work for the lessees during the terms of the leases, operates the hotels;

•	each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of each lease, the applicable hotel will be expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling U.S. Department of the Treasury, or the Treasury, regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We currently lease all of our hotels to TRS lessees and intend to lease to a TRS any hotels we acquire in the future. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease hotel properties from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an

“eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract. Moreover, rent that we receive from a TRS will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”

We have formed Pebblebrook Hotel Lessee, Inc., a TRS whose wholly owned subsidiaries are the lessees of our hotels. Our TRS lessees engage independent third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property does not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the capital stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related hotel properties. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may, on a select basis, purchase mortgage debt and mezzanine loans when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in manner that will enable us to continue to satisfy the gross income and asset tests.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including our subsidiary REIT, will be qualifying income for purposes of both gross income tests.

Prohibited transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging transactions.  From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign currency gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to satisfy gross income tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote or the 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we may, on a select basis, invest in mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we have not in all cases obtained, and we may not in the future obtain, independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A TRS may provide services to our lessees and perform activities unrelated to our lessees, such as third-party management, development, and other independent business activities. However, a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the shares will automatically be treated as a TRS. Overall, no more than 25% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Rent that we receive from our TRSs will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We lease our hotels to wholly owned subsidiaries of our TRS, Pebblebrook Hotel Lessee, Inc., and all of our TRS lessees have engaged “eligible independent contractors” to operate and manage those hotels.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We believe that all transactions between us and each of our TRSs have been and will be conducted on an arm’s-length basis.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our shares of beneficial interest that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 35% through 2012. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares becomes ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts may be subject to a 3.8% Medicare tax.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Our Shares

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Shareholders on the Disposition of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which, absent additional congressional action, will apply until December 31, 2012). The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent additional congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain U.S. shareholders that are individuals, estates or trusts may be subject to a 3.8% Medicare tax.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares of beneficial interest; or

•	a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our shares, including any reporting requirements.

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions on our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) the applicable class of our shares is regularly traded on an established securities market in the United States and (ii) the non-U.S. shareholder did not own more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common shares currently are treated as regularly traded on an established securities market in the United States. If the applicable class of our shares is not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met. If the applicable class of our shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	the applicable class of our shares is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 5% or less of the applicable class of our shares at all times during a specified testing period.

As noted above, we believe that our common shares are currently treated as being regularly traded on an established securities market.

If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, not the partnerships, subject to tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax allocations with respect to our properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased by our operating partnership for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in partnership interest.  Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation deductions available to our operating partnership.  To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing the expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2011. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective shareholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our shares.

State, Local and Foreign Taxes

We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, or the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common shares, the amounts underwritten, and the nature of its obligations to take our common shares will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed

8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities issued under this prospectus will be passed upon for us by Hunton & Williams LLP and, with respect to matters of Maryland law, by Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Pebblebrook Hotel Trust as of December 31, 2009, and for the period from October 2, 2009 (inception) through December 31, 2009, the financial statements of the Doubletree Bethesda Hotel and Executive Meeting Center as of December 31, 2009 and 2008, and for the years then ended, the financial statements of the Sir Francis Drake Hotel as of December 31, 2009 and 2008, and for the years then ended, the financial statements of the InterContinental Buckhead Hotel as of December 31, 2009 and 2008, and for the years then ended, the financial statements of the Hotel Monaco Washington DC as of December 31, 2009 and 2008, and for the years then ended, the financial statements of the Skamania Lodge as of December 31, 2009 and 2008, and for the years then ended, the combined financial statements of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC as of December 31, 2009 and 2008, and for the years then ended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Argonaut Hotel at December 31, 2009 and 2008, and for the years then ended, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Regis Properties, L.L.C. as of and for the years ended December 31, 2009 and 2008 incorporated by reference in this registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing in the previously filed Current Report on Form 8-K dated December 29, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s restatement to accounting principles generally accepted in the United States of America for a change in depreciation method and lives) and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

9,500,000 Shares

Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Raymond James

Wells Fargo Securities

Co-Managers

RBC Capital Markets

Janney Montgomery Scott

Morgan Keegan

Piper Jaffray

April 1, 2011